UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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ENCORE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 14, 2009

Shareholders of Encore Bancshares, Inc.:

The 2009 Annual Meeting of Shareholders (the “Meeting”) of Encore Bancshares, Inc. (the “Company”) will be held at Nine Greenway Plaza, Suite 1100, Houston, Texas 77046, on Thursday, May 14, 2009, beginning at 10:00 a.m. (local time), for the following purposes:

1.	To elect nine (9) directors to serve on the Board of Directors of the Company until the Company’s 2010 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal;

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

3.	To consider and approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 31, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

Rhonda L. Carroll

Corporate Secretary

April 14, 2009

Houston, Texas

Your Vote is Important.

You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the Proxy Statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

ENCORE BANCSHARES, INC.

Nine Greenway Plaza

Suite 1000

Houston, Texas 77046

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 14, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2009

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), Encore Bancshares, Inc. (the “Company”) is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at http://www.amstock.com/proxyservices/viewmaterials.asp, which does not have “cookies” that identify visitors to the site:

•	Notice of 2009 Annual Meeting of Shareholders to be held on Thursday, May, 14, 2009;

•	Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Thursday, May, 14, 2009;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2009 Annual Meeting of Shareholders of the Company to be held at Nine Greenway Plaza, Suite 1100, Houston, Texas, on Thursday, May 14, 2009 beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2009 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about April 14, 2009.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated in the proxy. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (“Bylaws”).

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046, (713) 787-3118, Attention: Rhonda L. Carroll, Corporate Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors of the Company and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. In addition, the Company has hired Laurel Hill Advisory Group, LLC to assist in the solicitation and distribution of proxies for the Meeting. The Company will pay Laurel Hill a fee of approximately $6,500 for its services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2008, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 31, 2009 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On that date there were             shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the nine nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from its customer.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent registered public accounting firm and to approve the advisory (non-binding) proposal regarding the compensation of the Company’s named executive officers. Any abstentions will have the effect of a vote against the matter. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Item 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

In accordance with the Company’s Bylaws, members of the Board of Directors are elected annually. The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved the nomination of James S. D’Agostino, Jr., G. Walter Christopherson, Charles W. Jenness, J. Bryan King, Walter M. Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden and Randa Duncan Williams to each serve until the next annual meeting of the Company’s shareholders and thereafter until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Company has determined that Steven A. Webster, who currently serves as a director of the Company, will not stand for re-election at the meeting. Following the Meeting the number of directors which comprise the entire Board of Directors will be fixed at nine directors.

The nine nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board of Directors. A director appointed by the Board of Directors to fill a vacancy will be appointed to serve until the next annual meeting of shareholders.

Nominees for Election

The following table sets forth the name, age and positions with the Company and Encore Bank, N.A. (“Encore Bank”) and their respective subsidiaries for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and Encore Bank
G. Walter Christopherson	57	Director of the Company and Encore Bank; Director and Executive Vice President of Linscomb & Williams, Inc.

James S. D’Agostino, Jr.	62	Chairman, President and Chief Executive Officer of the Company and Encore Bank

Charles W. Jenness	69	Director of the Company; Director and Chairman of the Executive Committee of Encore Bank

J. Bryan King	38	Director of the Company and Encore Bank

Walter M. Mischer, Jr.	58	Director of the Company and Encore Bank

Edwin E. Smith	77	Director of the Company and Encore Bank

Eugene H. Vaughan	75	Director of the Company and Encore Bank

David E. Warden	59	Director of the Company and Encore Bank

Randa Duncan Williams	47	Director of the Company and Encore Bank

G. Walter Christopherson. Mr. Christopherson has been a director of the Company since April 2006 and a director of Encore Bank since August 2005. He has been with Linscomb & Williams since 1982, and currently serves as a director, Executive Vice President and member of the Investment Committee. Prior to that, he served as a tax supervisor at an international accounting firm where he authored the Investment and Income Tax Sections for the firm’s personal financial planning course. Subsequently, he served as senior financial planner for a regional brokerage firm. Mr. Christopherson has held memberships in the Phi Delta Phi Law Fraternity, State Bar of Texas, American Bar Association—Tax Section and Texas Society of Certified Public Accountants. He is a director of The Krist Samaritan Center and past President of its board. He received his B.A. from DePauw University, his M.A.R. from Yale University and his J.D. from the University of Kentucky.

James S. D’Agostino, Jr. Mr. D’Agostino founded the Company in March 2000 and has been Chairman of the Board of Encore Bank since November 1999. He is currently Chairman of the Board of the Company and all subsidiaries and President and Chief Executive Officer of the Company and Encore Bank. Mr. D’Agostino has served as a director of Basic Energy Services, Inc., an energy services company listed on the New York Stock Exchange, since 2004 and currently serves on its compensation and audit committees. From 1986 until 1999, he worked for American General Corporation in Houston, where he held the offices of Vice Chairman and Group Executive—Consumer Finance of American General Financial Group from 1998 until 1999, and President, Member of Office of Chairman and Director from 1997 until 1998. Prior to that, he was the Chairman, President and CEO of American General Life and Accident Insurance Company in Nashville, Tennessee from 1993 until 1997. From 1976 until 1986, he worked for Citigroup, where he established the first private banking office for Citibank outside of New York. Prior to that, he worked for Chase Manhattan Bank from 1974 until 1976 and Fidelity Union Trust Company from 1968 until 1974. Mr. D’Agostino holds a B.S. in economics from Villanova University and a J.D. from Seton Hall University School of Law, and has completed the Advanced Management Program at Harvard Business School.

Charles W. Jenness. Mr. Jenness has been a director of the Company since September 2000 and a director of Encore Bank since November 1986. He has been employed by Encore Bank as Chairman of the Executive Committee since 2002. In 1989, he founded the Jenness Corporation, an investment firm, where he is currently the Chairman and CEO. Mr. Jenness has been Vice Chairman/Director of Coventry Investments Group since 1991. Since 1997, he has served as a corporate advisor for financial short-and long-range planning to Buffalo Marine Service, Inc. From 1989 to 1991, he was a partner in Centeq Companies, which ultimately became Camden Property Trust. Mr. Jenness served as Chairman of Allied Fairbanks Bank, Houston, Texas, from 1980 to 1989, founder and Chairman of the Board of Superior Derrick Services and past Chairman of Giddings Bancshares, Inc., Giddings, Texas. Mr. Jenness is a prior member and Chairman of the Texas Water Development Board and served under Texas Governors Mark White, Bill Clements, Ann Richards and George W. Bush. Mr. Jenness holds a B.S. from Indiana University in Bloomington, Indiana.

J. Bryan King. Mr. King has been a director of the Company since September 2000 and of Encore Bank since November 2000. In 1993, he began his investment career with Luther King Capital Management. Mr. King currently serves as a Partner and Portfolio Manager for Luther King Capital Management where he is the Managing Partner of LKCM Private Discipline, L.P. and LKCM Capital Group, the alternative asset discipline at LKCM. He is a partner of Bryan King and Mason King Livestock Partnership. Mr. King serves as Chairman or Managing Partner for LKCM Radio Group, Rawson L.P., BTWW Retail Group, as a director of Heads Up Technologies, and as a director and advisor for several other public and private businesses, as well as the Tarrant County Boys and Girls Club, Star Foundation/Children’s Scholarship Fund and Fort Worth Zoo. He is actively involved with his alma maters: Princeton University, Texas Christian University and Harvard Business School. He is a Chartered Financial Analyst.

Walter M. Mischer, Jr. Mr. Mischer has been a director of the Company since September 2000 and of Encore Bank since November 2000. He currently serves as President of Mischer Healthcare Services. He co-founded Belmont Village Assisted Living, a seniors’ housing company, and RediClinic, L.L.C. He has been Managing Partner of Mischer Investments, L.P., a mixed-use real estate development company, for the past 25 years. His experience includes the construction or development of projects containing an aggregate of 18 million square feet of office space. During the past ten years, he has guided the strategic planning and development of healthcare facilities with an aggregate value of more than $580 million. Mr. Mischer is the past Chairman and CEO of Hermann Hospital and past Chairman of the Houston Branch of The Federal Reserve Bank, has served as Vice Chairman of the Texas Turnpike Authority and is presently on the board of directors of the Greater Houston Partnership. He received his B.B.A. in finance from the University of Texas.

Edwin E. Smith. Mr. Smith has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is currently retired. Mr. Smith is currently a director and member of the audit committee of Enterprise GP Holdings L.P., which is publicly traded on the New York Stock Exchange. From 1989 to 1990, he served as Executive Vice President of Med Center Bank, where he was the Senior Commercial Lender and administered the commercial loan portfolio. Prior to that, he was Executive Vice President for First Interstate Bank (and Allied Bank of Texas prior to it being acquired by First Interstate Bancshares) from 1966 to 1989, where he was Senior Commercial Lender for Allied Bank and served as a member of the bank’s senior loan approval committee. From 1959 to 1966, Mr. Smith was a State Bank Examiner for the Texas Department of Banking.

Eugene H. Vaughan. Mr. Vaughan has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is founding Chairman of Vaughan Nelson Investment Management, L.P., which is an investment management firm that originated in Houston in 1970. Mr. Vaughan was also the founding Chairman and Governor of the Association for Investment Management and Research (now the CFA Institute) a past Chairman of the Institute of Chartered Financial Analysts and a past Chairman of the Financial Analysts Federation. Mr. Vaughan has been a Trustee of Vanderbilt University, Nashville since 1972. He is Founding Chairman of the Center for Houston’s Future. Mr. Vaughan holds a B.A. from Vanderbilt University and an M.B.A. from Harvard Business School.

David E. Warden. Mr. Warden has been a director of the Company since September 2000 and of Encore Bank since November 2000. He is a founding partner of Yetter & Warden, L.L.P. (now known as Yetter, Warden & Coleman L.L.P.), a Houston-based law firm. He was admitted to the Texas State Bar in 1982 and is licensed to practice in all Texas state courts, the U.S. District Court of Texas (Southern & Western District), the U.S. Fifth Circuit Court of Appeals, the Federal Circuit Court of Appeals and the U.S. Supreme Court. He was formerly a partner at Baker Botts, L.L.P., Houston. He is currently a member of the State Bar of Texas, the Houston Bar Association and the International Bar Association. Mr. Warden is Board Certified with the Texas Board of Legal Specialization, Civil Trial Law, and has been admitted to practice before the U.S. Patent & Trademark Office. He received a Bachelor degree and Master degree in engineering from Purdue University and a J.D. from the University of Virginia School of Law.

Randa Duncan Williams. Ms. Williams has been a director of the Company and Encore Bank since April 2006. She is a director and Co-Chairman of EPCO, Inc., the majority owner of Enterprise Products Partners L.P., listed on the New York Stock Exchange, and a director of Enterprise GP Holdings, L.P., also listed on the New York Stock Exchange. She is also President of DLD Family Investments LLC, a family asset management company. Ms. Williams is the Secretary and a director of the Albert and Margaret Alkek Foundation. She has been a member of the Board of Trustees of the Houston Museum of Natural Science since 1995 and previously served as its Chairman. She serves on the Development Board of the University of Texas Health Science Center, and on the Board of Trustees of the Manned Space Flight Education Foundation. Previously, Ms. Williams practiced law with Butler & Binion, L.L.P. and Brown Sims, P.C. She received her B.A. from Rice University and her J.D. from the University of Houston Law Center. Ms. Williams is not related to J. Harold Williams.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and Encore Bank
L. Anderson Creel	61	Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank

Thomas N. Ray	51	Executive Vice President of the Company; Executive Vice President—Florida Banking of Encore Bank

J. Harold Williams	56	Executive Vice President of the Company and Linscomb & Williams, Inc.

L. Anderson Creel. Mr. Creel is an Executive Vice President, Chief Financial Officer and Treasurer of the Company and Encore Bank and has been with the organization since April 2000. He also serves as a director of Linscomb & Williams and Town & Country. Mr. Creel has 30 years of banking experience, including eight years as Chief Financial Officer of Prime Bancshares, Inc., a publicly traded bank holding company, and previous financial positions with Founders Bank and Trust, First City National Bank, MCorp and United Savings Association. Mr. Creel received his B.S. in accounting from Louisiana Tech University, attended the Banking School of the South at Louisiana State University and is a Certified Public Accountant.

Thomas N. Ray. Mr. Ray is an Executive Vice President of the Company and Executive Vice President–Florida Banking of Encore Bank. He has been with the organization since September 2004. Mr. Ray was previously President of Orion Bank in Florida and has 27 years of experience in the banking industry, during which time he held senior executive and lending positions with First Union (Wachovia), Barnett Bank of SW Florida and First Florida Bank. Mr. Ray holds a B.A. in business administration and finance from Florida State University and an M.B.A. from the University of South Florida.

J. Harold Williams. Mr. Williams is an Executive Vice President of the Company and has been with the organization since August 2005. Mr. Williams is a director and Executive Vice President of Linscomb & Williams. Mr. Williams is also responsible for the management of the Encore Trust division of Encore Bank. He has been with Linscomb & Williams since 1976. Prior to that, Mr. Williams practiced accounting with J.K. Lasser & Co., CPAs. He received a B.B.A. from the University of Houston and holds the designation of Certified Public Accountant and is a Certified Financial Planner. Mr. Williams is not related to Randa Duncan Williams.

Each executive officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

The Board of Directors of the Company held seven meetings during 2008. No director attended less than 75% of the aggregate of the (1) total number of meetings of the Board of Directors and (2) total number of meetings held by committees on which he or she served.

Committees of the Board of Directors

The Company’s Board of Directors has three committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others, the Company’s internal controls and audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning these matters. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. The Audit Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Audit Committee include, among other things:

•	appointing, evaluating the qualifications and independence of and determining the compensation of the Company’s independent auditors;

•	reviewing and approving the scope of the Company’s annual audit, the audit fee and financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, the internal audit function and corporate policies with respect to financial information;

•	reviewing critical accounting policies, any significant changes in accounting principles, policies, controls and procedures and the quality and appropriateness of the Company’s accounting principles;

•	reviewing other risks that may have a significant impact on the Company’s financial statements;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters; and

•	evaluating the performance of the Audit Committee and the adequacy of the Audit Committee charter annually.

The Audit Committee is comprised of David E. Warden (Chairman), J. Bryan King and Edwin E. Smith, each of whom the Board of Directors has determined is an independent director in accordance with the NASDAQ Global Market listing standards and Section 10A of the Securities Exchange Act of 1934, as amended. The Board of Directors has also determined that Mr. King qualifies as an “audit committee financial expert” as that term is defined under the rules of the SEC, and that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the requisite “financial sophistication” qualifications under the rules of the NASDAQ Global Market. Accordingly, the Board of Directors has determined that the directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the duties and obligations of the Audit Committee. The Audit Committee held five meetings during 2008.

Compensation Committee. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of the Chief Executive Officer and other named executive officers of the Company and certain other officers of Encore Bank and its subsidiaries, and is responsible for establishing policies dealing with various compensation and employee benefit matters. The Compensation Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Compensation Committee include, among other things:

•

evaluating the performance of the Chief Executive Officer and, with the guidance of the Chief Executive Officer, the performance of the Company’s other named executive officers and the executive officers of Encore Bank and its subsidiaries;

•

overseeing the administration of the Company’s employee benefit and incentive plans, policies and programs, including the Encore Bancshares, Inc. 2000 Stock Incentive Plan, as amended (the “2000 Plan”), and the Encore Bancshares, Inc. 2008 Stock Awards and Incentive Plan (the “2008 Plan” and together with the 2000 Plan, the “Incentive Plans”), and making recommendations to the Board of Directors as to options and awards to eligible participants under those plans;

•	reviewing and approving, as appropriate, employment and/or change in control agreements, including any contractual commitments or agreements with employees;

•

evaluating, reviewing and discussing the Compensation Discussion and Analysis (“CD&A”) with management and determining whether to recommend to the Board of Directors to include the CD&A in the Company’s annual proxy statement;

•	preparing the Compensation Committee Report to be included or incorporated by reference in the Company’s annual proxy statement or Annual Report on Form 10-K; and

•	performing annual evaluations of the performance of the Compensation Committee and the adequacy of the Compensation Committee charter.

Additionally, because the Company is participating in the Capital Purchase Program established by the U.S. Department of Treasury under the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Compensation Committee has additional responsibilities under the Section 111 of the EESA as amended by the America Recovery and Reinvestment Act of 2009 (the “ARRA”). Those additional responsibilities include the following:

•

meeting with the Company’s senior risk officers to discuss the risks (including long-term as well as short-term risks) that the Company faces that could threaten the value of the financial institution;

•

reviewing and identifying the features, if any, in the Company’s senior executive officer incentive compensation program that could lead a senior executive officer to take risks that could threaten the value of the financial institution or which would encourage manipulation of the Company’s reported earnings and eliminating any such features to ensure the senior executive officers are not encouraged to take risks that are unnecessary, excessive or encourage manipulation of the Company’s reported earnings;

•

meeting at least semi-annually as a committee and with the Company’s senior risk officers at least annually to discuss and review the relationship between the Company’s risk management policies and practices and the senior executive officer incentive compensation arrangements; and

•

providing certification in the Company’s annual proxy statement that the Compensation Committee has reviewed with the Company’s senior risk officers the senior executive officer incentive compensation arrangements to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks.

The Compensation Committee consists of Walter M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards. The Compensation Committee held three meetings during 2008 to review such compensation and employee benefit matters.

Corporate Governance and Nominating Committee. The primary purpose of the Corporate Governance and Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become directors and to maintain and update the Company’s various corporate governance guidelines and policies as necessary. The Corporate Governance and Nominating Committee operates pursuant to a written charter which is available on the Company’s website at www.encorebank.com under the Investor Relations page.

The duties of the Corporate Governance and Nominating Committee include, among other things:

•	recommending to the Board of Directors the slate of director nominees for election at the annual meeting of shareholders;

•	establishing criteria for selecting new directors;

•	assisting the Board of Directors in making a determination of each outside director’s “independence” in accordance with the NASDAQ Global Market listing standards;

•	reviewing the backgrounds and qualifications of possible candidates for director positions;

•	formulating and recommending to the Board of Directors for adoption a policy regarding the consideration of nominees proposed by shareholders for election to the Company’s Board of Directors;

•

adopting procedures regarding the submission of shareholder nomination requests to the Corporate Governance and Nominating Committee, including requirements related to the timing, manner, form and substance of such recommendations;

•

formulating and overseeing procedures to facilitate shareholder communications with the Board of Directors, including requirements related to the timing, manner, substance, collection and response to such communications;

•	reviewing and recommending policies applicable to the board;

•	regularly reviewing issues and developments related to corporate governance and recommending corporate governance standards to the board;

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board of Directors and its committees; and

•	performing annual evaluations of the performance of the Corporate Governance and Nominating Committee and the adequacy of the Corporate Governance and Nominating Committee charter.

The members of the Corporate Governance and Nominating Committee currently consists of Steven A. Webster (Chairman), Walter M. Mischer, Jr., David E. Warden and Randa Duncan Williams, each of whom the board has determined is an independent director in accordance with the NASDAQ Global Market listing standards. The Company has determined that Mr. Webster will not stand for re-election at the Meeting. Randa Duncan Williams will replace Mr. Webster as Chairman of the committee. The Corporate Governance and Nominating Committee held two meetings in 2008.

The Corporate Governance Guidelines are available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Nominations Process

The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board of Directors. The Corporate Governance and Nominating

Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and meet the criteria for nominees considered by the committee. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance and Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the Corporate Governance and Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Corporate Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The Corporate Governance and Nominating Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Corporate Governance and Nominating Committee deems relevant, including age, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance and Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. The Corporate Governance and Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the SEC.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance and Nominating Committee considers and reviews an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Corporate Governance and Nominating Committee Charter as approved by the Board of Directors, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Corporate Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is set forth below.

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance and Nominating Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of Encore Bank’s local communities. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the section titled “Procedures to be Followed by Shareholders.” The Corporate Governance and Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Corporate Governance and Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Corporate Governance and Nominating Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Corporate Governance and Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

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Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Corporate Governance and Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Corporate Governance and Nominating Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors; Director Attendance at Annual Meeting

The Board of Directors will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board of Directors by writing to them in care of Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance and Nominating Committee.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. Nine of the Company’s directors attended the Company’s 2008 annual meeting of shareholders held on May 15, 2008.

Code of Ethics

The Company’s Board of Directors has adopted a Code of Ethics that applies to all directors, officers and employees, including the Company’s Chairman, President and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.encorebank.com.

Director Independence

During the review by the Company’s Board of Directors of director independence, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under the section captioned “Certain Relationships and Related Party Transactions” below. The Board of Directors also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent directors under the listing standards of the NASDAQ Global Market: J. Bryan King, Walter M. Mischer, Jr., Edwin E. Smith, Eugene H. Vaughan, David E. Warden, Steven A. Webster and Randa Duncan Williams. Messrs. D’Agostino, Christopherson and Jenness are not independent because of their positions with the Company or one of its subsidiaries.

The independent directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board of Directors without the Chief Executive Officer or any other member of management present. Walter M. Mischer, Jr. serves as the Company’s lead director and presides at all of these executive sessions. During 2008, the independent directors held two executive sessions.

DIRECTOR COMPENSATION

During 2008, each non-employee director of the Company received a fee of $1,000 for each meeting of the Company’s Board of Directors attended. In addition, members of each committee of the Company’s Board of Directors received $500 for each meeting attended, and the Chairman of each committee received a fee of $1,000 for each meeting they chaired. The Company reimburses directors for travel expenses incurred in connection with attending board, committee and shareholder meetings and for other business-related expenses.

All of the members of the Company’s Board of Directors are also members of the Board of Directors of Encore Bank and each non-employee director of Encore Bank received a fee of $2,000 for each meeting of Encore Bank’s Board of Directors attended. Encore Bank does not have any committees comprised of outside directors. Messrs. Christopherson, D’Agostino and Jenness are employed by the Company and do not receive any compensation for their service on the Board of Directors of the Company and Encore Bank. Further, in connection with the acquisition of Linscomb & Williams, the Company entered into an employment agreement with G. Walter Christopherson, who serves as an Executive Vice President of Linscomb & Williams.

In addition to the director fees listed above, in May 2008 the Compensation Committee recommended, and the Board of Directors approved, an award of 2,000 shares of restricted stock to each non-employee director of the Company pursuant to the 2000 Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on April 30, 2011.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2008:

Director Compensation for the Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
J. Bryan King	$20,500	$34,205	$54,705
Walter M. Mischer, Jr.	20,000	34,205	54,205
Edwin E. Smith	19,500	34,205	53,705
Eugene H. Vaughan	15,000	34,205	49,205
David E. Warden	23,000	34,205	57,205
Steven A. Webster	16,000	34,205	50,205
Randa Duncan Williams	17,000	20,517	37,517

(1)	For the year ended December 31, 2008, no director received compensation in the form of perquisites or personal benefits. Includes $10,000 in fees paid to each of Messrs. King, Mischer and Smith, and $8,000 in fees paid to each of Messrs. Vaughan, Warden, Webster and Ms. Williams for service as a director of Encore Bank in 2008.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123R of restricted stock awards granted pursuant to the 2000 Plan and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in Note J to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K. During 2008, each of Messrs. King, Mischer, Smith, Vaughan, Warden, Webster and Ms. Williams were awarded 2,000 shares of restricted stock with a full grant value of $35,700.

Indemnity Agreements

The Company has entered into indemnity agreements with each of its directors, and Encore Bank has entered into indemnity agreements with each director of Encore Bank. The indemnity agreements provide for indemnification against certain costs incurred by each director, including the advancement of reasonable expenses, made or threatened to be made a party to a proceeding because of his or her official capacity as a director, officer or employee of the Company or Encore Bank, as the case may be. Indemnification is not provided for willful or intentional misconduct in the performance of indemnitee’s duties to the Company or Encore Bank. The indemnity agreements provide for indemnification to the fullest extent permitted by Texas law, subject to the rules of the Federal Deposit Insurance Corporation that may prohibit or limit an indemnification payment to an institution-affiliated party under certain circumstances.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Recent Developments and Effect of Participation in Capital Purchase Program

The compensation discussion and analysis described below relates to the compensation decisions made by the Compensation Committee and the Company with respect to the Company’s named executive officers’ 2008 compensation. As described below, significant new restrictions have been imposed on the compensation of the Company’s named executive officers due to the Company’s participation in the Capital Purchase Program (“CPP”). The Compensation Committee will consider these new limits and their impact on the compensation program for its named executive officers for 2009, which will necessarily differ significantly from the structure described below during the remaining time period of the Company’s participation in the U.S. Department of the Treasury’s CPP.

U.S. Treasury’s Capital Purchase Program

In December 2008, the Company elected to accept $34.0 million of capital made available under the CPP of the U.S. Department of the Treasury’s (the “U.S. Treasury”) Troubled Asset Relief Program (“TARP”). As a result of the Company’s participation in the CPP, the Company agreed that, until such time as the U.S. Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the CPP, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111 of the EESA, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA.

Additionally, each of the Company’s named executive officers (1) executed a waiver voluntarily waiving any claim against the U.S. Treasury or the Company for any changes to such named executive officer’s compensation or benefits that are required to comply with the EESA and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the CPP and (2) entered into a letter agreement with the Company amending the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements with respect to such named executive officer as may be necessary, during the period that the U.S. Treasury owns any debt or equity securities of the Company acquired pursuant to the CPP (the “CPP Covered Period”), to comply with Section 111 of the EESA. The provisions originally agreed to were as follows:

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Limit on golden parachute payments. The Company is prohibited from making any “golden parachute” payments during the CPP Covered Period. Initially “golden parachute” payment was defined as any severance payment resulting from involuntary termination of employment, or from bankruptcy of the employer, that exceeds three times the terminated employee’s average annual base salary over the five years prior to termination. The definition was expanded by the ARRA as discussed below. The Company’s named executive officers agreed to forego all golden parachute payments during the CPP covered period for as long as they remain “senior executive officers”.

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Clawback. The Company is required during the CPP Covered Period to recover any bonus, retention award or incentive compensation paid to the named executive officers that is later found to have been based on materially inaccurate financial statements or other materially inaccurate measurements of performance.

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No unnecessary and excessive risk. The Compensation Committee is required to review the Company’s executive compensation programs with the Company’s senior risk officers and certify that the Company has made reasonable efforts to ensure that the incentive compensation arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company. The letter agreement entered into by each of the Company’s named executive officers includes his obligation to execute whatever documents the Company may require in order to make any changes in compensation arrangements resulting from the Compensation Committee’s review. The Compensation Committee’s certification relating to this review is contained in the Compensation Committee Report that follows this Compensation Discussion and Analysis.

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Limited deductible compensation. During the CPP Covered Period, the Company is not allowed to take federal income tax deductions for compensation paid to the named executive officers in excess of $500,000 per year.

On February 17, 2009, the ARRA was signed into law. The ARRA modified the compensation related limitations contained in Section 111 of the EESA, created additional compensation related limitations and directed the U.S. Treasury to establish standards for executive compensation applicable to participants in TARP, regardless of when participation commenced. These standards will extend beyond the named executive officers and apply to up to the twenty next most highly-compensated employees of the Company. Pursuant to the ARRA, the compensation standards are required to include the following:

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Prohibition on severance. The ARRA redefined “golden parachute” to mean any severance payment resulting from involuntary termination of employment or from bankruptcy of the employer, except for payments for services performed or benefits accrued. Consequently, under the ARRA, the Company is prohibited from making any severance payment during the CPP Covered Period to its named executive officers and the next five most highly-compensated employees.

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Prohibition on bonuses, retention awards and other incentive compensation. The ARRA standards prevent the Company from paying or accruing any bonus, retention award or incentive compensation to the Company’s five most highly-compensated employees, which may or may not include the named executive officers, other than awards of long-term restricted stock that (1) do not fully vest during the CPP Covered Period, (2) have a value greater than one-third of the total annual compensation of the award recipient and (3) are subject to such other restrictions as may be determined by the U.S. Treasury. This restriction does not apply to bonus payments made pursuant to a written employment agreement entered into on or prior to February 11, 2009.

•	Stricter clawback. The ARRA extends the clawback recovery requirement to the next 20 most highly-compensated employees in addition to the named executive officers.

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Prohibition on compensation plans that “encourage” earnings manipulation. The ARRA prohibits participating companies from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees.

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Limitation on Luxury Expenditures. The ARRA requires the Company’s Board of Directors to adopt a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business.

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Shareholder Approval of Executive Compensation. The ARRA requires participating companies to submit a “say-on-pay” proposal to a non-binding vote of shareholders at any annual meeting held during the CPP Covered Period, whereby shareholders vote to approve the compensation of the Company’s named executive officers as disclosed pursuant to the executive compensation disclosures included in the annual proxy statement.

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Review of Prior Payments to Executives. The ARRA requires a review by the U.S. Treasury of any bonus, retention awards or other compensation paid to the five highest paid executive officers and the next twenty most highly-compensated employees prior to February 17, 2009 to determine if such payments were excessive and negotiate for the reimbursement of such excess payments.

As of the date of this Proxy Statement, the U. S. Treasury has yet to establish the compensation standards under the ARRA. However, the Company expects that the standards will require a substantial alteration to its compensation program.

Although the Company intends to fully comply with such guidance once it becomes available, the impact of the ARRA on the retention of the Company’s existing, and recruitment of future, senior executive officers cannot be assessed at this time, but is expected to negatively impact both recruitment and retention of experienced qualified executives.

Role of Compensation Committee

The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company’s executive compensation policies. In addition, the Compensation Committee considers the anticipated tax treatment of the Company’s executive compensation program. Walter M. Mischer, Jr. (Chairman), J. Bryan King, Eugene H. Vaughan and Randa Duncan Williams, each of whom the Board of Directors has determined to be an independent director, as defined in the NASDAQ Global Market listing standards, serve on the Compensation Committee. This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2008 compensation determinations were made by the Compensation Committee with respect to the Chief Executive Officer, Chief Financial Officer and the other named executive officers of the Company.

Overview of Compensation Policies and Objectives

The Company’s intent regarding compensation of named executive officers is to provide salary levels and incentive compensation opportunities that (1) are competitive within the market in which positions are located, (2) attract and retain individuals of outstanding ability in these key positions and (3) are designed to align the executives’ incentives with the Company’s short- and long-term goals, including strong pay-for-performance recognition for both individual performance and Company performance relative to the performance of other companies of comparable size, complexity and quality.

Role of Executives and Board of Directors in Establishing Compensation

The Compensation Committee analyzes and makes all final decisions with respect to compensation of the named executive officers. The Chief Executive Officer provides input regarding the performance of the other named executive officers of the Company and makes recommendations to the Compensation Committee for compensation amounts payable to the other named executive officers. The Chief Executive Officer is not involved with any aspect of determining his own pay. The Compensation Committee recommends all stock awards and option grants for the named executive officers to the full Board of Directors, which approves all stock awards and all option grants under the Incentive Plans. The Compensation Committee, based on input from discussions with other persons and advisors as it deems appropriate, reviews the performance and compensation of the Chief Executive Officer and determines his level of compensation.

Administration of Executive Compensation

In reviewing the 2008 compensation of each of the Company’s named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, short-term incentive bonus, long-term equity incentive compensation and the projected payout obligations that may be owed in certain circumstances under any existing employment or change in control agreement. In addition, the Compensation Committee reviewed each executive officer’s compensation history and comparative performance information.

Role of Consultants

The Compensation Committee retained Pearl Meyer & Partners, an independent compensation consultant who reports directly to the Compensation Committee on an on-going basis, to assist the Compensation Committee in the evaluation of executive compensation by providing market data, best practices information, and other consulting services. Pearl Meyer & Partners provides benchmark data related to base compensation, short-term incentives and long-term incentives for executive officers of bank holdings companies of similar size and location to the demographics of the Company.

Benchmarking and Use of Peer Companies

The Compensation Committee selected a peer group to benchmark executive compensation and reviews that peer group annually. The benchmarking and compensation evaluation process utilized to monitor the competitive market for the Company’s named executive officers consisted of surveys of the retail and community banking sector and peer company proxy data. The Compensation Committee does not limit the evaluation process to data alone. It looks at individual performance, current salary levels and internal equity in weighing all the data. It monitors best practices from various sources such as the National Association of Corporate Directors (“NACD”), proxy data and various publications.

The peer group used in 2008 is comprised of bank holding companies that are of similar size and location to the demographics of the Company. Peer company selection is made on the basis of a combination of the following factors, the majority of which would apply in most instances:

•	banks with which the Company competes for talent;

•	small- to mid-sized community banks operating in the Texas and Florida areas;

•	banks which analysts may track for performance against the Company;

•	banks that could or do experience similar market cycles as the Company;

•	banks that are of a similar size in deposits/assets to a fixed multiple of that of the Company;

•	banks that are direct competitors for the client market and that fit most of the above categories; and

•	banks with similar business models.

The peer group which met such criteria at the time of selection by the Compensation Committee in December 2007 is presented below. The Compensation Committee updated the information on the current standing of each peer group as of December 31, 2008 based upon information provided by SNL Financial.

Bank Holding Company	Assets as of Dec. 31, 2008	Headquarters
	(millions)
Bank of Florida Corporation	$1,310	Naples, FL
First Financial Bankshares, Inc.	$3,070	Abilene, TX
MetroCorp Bancshares, Inc.	$1,460	Houston, TX
PrivateBancorp, Inc.	$10,040	Chicago, IL
Prosperity Bancshares, Inc.	$9,074	Houston, TX
Seacoast Banking Corp	$2,420	Stuart, FL
Southside Bancshares, Inc.	$2,196	Tyler, TX
Sterling Bancshares, Inc.	$5,080	Houston, TX
Texas Capital Bancshares, Inc.	$5,140	Dallas, TX
TIB Financial Corp	$1,445	Naples, FL

Summary of 2008 Compensation Decisions

During 2008, the Compensation Committee applied the compensation principles described above and determined a level of compensation which it believes to be competitive for each named executive officer based on information drawn from a variety of sources, including proxy statements of the peer group companies and surveys of community banking organizations. During the latter half of the year, the Texas economy slowed and problems in other parts of the country began to negatively impact the Company’s overall performance. Accordingly, the components of the named executive officers’ 2008 compensation tied to Company performance were impacted as well.

In summary, the 2008 compensation decisions for the named executive officers were as follows:

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The named executive officers were employed by the Company throughout the entire year. The only base salary adjustment during the year was to Mr. Williams, who received a 4% increase effective January 1, 2008 pursuant to the terms of his employment agreement.

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The named executive officers did not receive a short-term incentive bonus for services provided in 2008 as the Company’s performance fell below the metrics established under the terms of the short-term incentive bonus program.

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The named executive officers (other than the Chief Executive Officer) received long-term equity incentives pursuant to the Company’s Performance Incentive Plan discussed below in the form of restricted stock grants under the 2008 Plan.

Elements of Compensation

During 2008, the executive compensation program for the Company’s named executive officers included five principal elements that, taken together, constitute a flexible and balanced method of establishing total compensation. These elements are:

•	base salary;

•	short-term incentive bonuses;

•	long-term equity based incentive awards;

•	401(k) plan; and

•	employee benefit plans provided to all full-time employees.

The compensation program for the Company’s named executive officers during 2008 included only very limited perquisites not offered to employees generally.

Base Salary

Base salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. The Compensation Committee establishes base salary levels for each named executive officer by comparison with competitive salary levels paid to similarly situated executives at the bank holding companies in Texas and Florida that the Company considers to be peer companies. Base salaries are determined by the position’s scope and responsibilities, the named executive officer’s general performance level and the relative salaries of peers and other members of the executive team. The Company’s base salaries approximate the median level of the competitive rates discussed above and are adjusted based on factors such as individual experience, individual performance, individual potential, cost of living considerations and specific issues particular to the Company, as well as the Compensation Committee’s subjective judgment.

The Compensation Committee monitors the base salary levels and the various incentives of the Company’s named executive officers to ensure that overall compensation is consistent with its objectives and remains competitive within the area of the Company’s operations. In setting the goals and measuring a named executive officer’s performance against those goals, the performance of competitors and general economic and market conditions are considered. On the basis of the Compensation Committee’s review, the named executive officers, other than Mr. Williams, did not receive an adjustment to their base salaries. Mr. Williams received a 4% increase in his base salary effective January 1, 2008 based upon the criteria set forth in his employment agreement.

Short-Term Incentive Bonus

The purpose of the short-term incentive bonus is to provide motivation toward, and reward the accomplishment of, business unit and corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality.

When determining the amount of the short-term incentive bonus to be made, if any, for services provided during 2008, the Compensation Committee used the target award percentages and award weightings set forth in the Company’s Performance Incentive Plan (“PIP”), which was adopted by the Board of Directors in March 2008. The PIP provides for a target award (set as a percentage of an officer’s base salary) comprised of a short-term component and a long-term component, each assigned a separate weight which aggregate 100% of the target award. For 2008, the short-term component comprised 20% of the total target award for the Chief Executive Officer and comprised 25% of the total target award for the Company’s other named executive officers. The PIP, the target award percentages and award payments are described below in more detail under “Performance Incentive Plans.” In setting the performance measures and evaluating a named executive officer’s performance against those measures, the performance of competitors and general economic and market conditions are considered. None of the factors included in these performance measures are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions. None of the named executive officers received a short-term incentive bonus for 2008 as the Company’s performance in 2008 fell below the metrics established for the short-term component of the PIP.

Long-Term Equity Based Incentive Compensation

The Company considers long-term equity incentive compensation to be critical to the alignment of executive compensation with shareholder value creation. Therefore, a market competitive long-term incentive component is an integral part of the overall executive compensation program. Long-term incentive compensation is used to focus management’s attention on the Company’s performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the financial services industry. The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term shareholder value. The Compensation Committee generally attempts to provide the named executive officers with a total compensation package that is competitive and reflective of the performance achieved by the Company compared with its peers, and is typically weighted toward long-term incentives. Aggregate stock or option holdings of the named executive officer have no bearing on the size of a performance award.

When determining the amount of long-term equity based compensation to award to the named executive officers, the Compensation Committee used the target award percentages and award weightings set forth in the PIP. For 2008, the long-term component comprised 80% of the total target award for the Chief Executive Officer and comprised 75% of the total target award for the Company’s other named executive officers. All long-term equity based awards in connection with the PIP are made under the shareholder approved 2008 Plan, which permits the granting of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance awards and phantom stock. During 2008, no stock options were granted to the named executive officers of the Company under the PIP. The Company’s named executive officers (other than the Chief Executive Officer) were collectively awarded 16,041 shares of restricted stock pursuant to the long-term equity component of the PIP granted under the Company’s 2008 Plan. A designated percentage of these shares ranging from 0%, 66 2/3%, 83 1/3% to 100% will become “earned shares” as a result of the Company achieving a certain return on average assets percentage as of December 31, 2009. At the end of 2009, based on the Company’s return on average assets for 2009, the earned shares, if any, will be determined. Such earned shares will then be further restricted until the forfeiture restrictions on such shares lapse, which will occur on March 15, 2010 with respect to 66 2/3% of such earned shares and on March 15, 2011 with respect to the remaining earned shares. Additionally, a portion of the restricted shares shall become earned shares and all of such earned shares shall immediately vest upon certain conditions as set forth in the individual award agreement between the Company and the named executive officer.

The Company also maintains the 2000 Plan. As of March 31, 2009, there were             options outstanding under the Incentive Plans,             shares of restricted stock subject to forfeiture,             and             of which are held by named executive officers of the Company, respectively.

Performance Incentive Plan

The PIP, which was adopted by the Board of Directors in March 2008, is designed to motivate and recognize achievement of the named executive officers, members of management and other employees who participate in it. It is composed of quantitative business financial objectives and personal objectives which are established in the beginning of each plan year.

There are eight separate business unit plans, the measures of which are linked to and affect the overall corporate financial objectives. Each business unit plan is developed annually in a formal process with the Chief Executive Officer and management of that business unit, memorialized into performance measures and consolidated into the PIP. The consolidated PIP is approved annually by the Chief Executive Officer, submitted to the Compensation Committee for approval and disseminated to the PIP participants. Employee participation is based on the position, contribution level, the specific unit or branch and recommendations of the respective unit manager(s). Performance results and objectives are then utilized after the end of the fiscal year to formulate the actual awards.

Upon submission of the results of the applicable performance measures from the previous year, the Compensation Committee evaluates performance for the period and retains discretion as to the effects of extraordinary circumstances, performance outcomes and also may make supplementary discretionary awards where and when merited. The awards under the PIP are comprised of a short-term and long-term component, each assigned to a separate weight which aggregate 100% of the target award. Awards under the PIP made to non-executive officers and other employees have monthly, quarterly and annual components while the awards granted to executive officers, including the named executive officers, are made only on an annual basis.

For the Company’s named executive officers, the PIP provides for potential target award values which are expressed as a percent of the executive’s base salary. These target award values, after the performance determination, could result in payout of short-term cash incentive awards and long-term incentive awards, as described below. The target levels, award payout weightings and measures which were established for 2008 for each of the named executive officers are set forth in the following table:

Performance Incentive Plan Provisions

	Target Award (as a % of Base Salary)	Award Payout Weightings
Named Executive Officer		Short-Term Incentive	Long-Term Incentive	Performance Measures (1)
James S. D’Agostino, Jr.	60%	20%	80%	Corporate profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

L. Anderson Creel	50%	25%	75%	Corporate profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

Robert D. Mrlik	50%	25%	75%	Business unit profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

Thomas N. Ray	50%	25%	75%	Business unit profitability Return on Assets Net Interest Margin Efficiency Ratio Personal objectives

J. Harold Williams (2)	Fixed	n/a	n/a	Pre-tax earnings schedule through 2009

(1)	Performance measures are equally weighted; profitability is a threshold measure.

(2)	Mr. Williams’ employment agreement sets out specific pre-tax earnings criteria of Linscomb & Williams that must be reached each year for his full bonus potential which is approximately 25.9% of his base pay.

Overall, the award payout weightings total to 100% of the target award. The target award for each executive can vary above or below the percentage of base salary shown above if such executive exceeds or only nearly achieves the set performance measures. As an example, the target short-term incentive payout, which will be paid in cash, for Mr. D’Agostino is 20% of the 60% target award, or 12% of base salary. The long-term incentive payment, which will be paid in performance awards, is 48% of base salary. Actual payments to Mr. D’Agostino will vary, either below the 60% level based upon not achieving the set performance measures or above the 60% level as a result of exceeding such measures. The actual payments to Mr. D’Agostino for 2008 are discussed under “—Short-Term Incentive Bonus” and “—Long-Term Equity Based Incentive Compensation” above.

Confidentiality of Performance Measures

Management and the Board of Directors believe that the specific measures associated with profitability and the specific metrics for its operating objectives are confidential. They are individualized and based upon either business unit performance and/or strategic objectives that could be misinterpreted as guidance, could cause competitive harm in carrying out its strategy and are sensitive. The Company also believes that the specific metrics are not material to understanding the operation of the short-term incentive bonuses or the PIP.

Difficulty of Achievement

The Company operates in a very competitive environment in all of its locations, competing in markets in populated and expanding urban centers where its clients have a vast array of retail banking opportunities and venues. Running a community bank profitably and growing its loans and deposit portfolio is a difficult task and the PIP is structured to recognize success and not just static performance. Historically, some units have performed well and others have had more of an operational challenge. The performance measures and target award values are not constructed to ensure an incentive payout, but to layer the overall financial performance objectives on each business unit and the performance outcomes expected of that location. The program and the underlying objectives of the PIP do not guarantee any payout and there is a strong likelihood that amounts below target awards may be earned. Performance measures in the operating units are based upon growth-related objectives (deposits and loans for example) and not static measures. These growth-related measures are linked to the Company’s overall financial measures described above.

401(k) Plan

The Company does not provide retirement benefits to the named executive officers other than through its contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 100% of an employee’s contributions to the 401(k) Plan, including contributions by the named executive officers, up to 3% of base salary, not to exceed the annual IRS contribution limit, excluding catch up contributions.

Benefits upon a Change in Control Termination

In 2004, Messrs. D’Agostino, Creel, Mrlik and Ray each entered into a change in control agreement with the Company. Each of these agreements were amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended. The agreements have a five-year duration and provide for, among other things, a payment to each named executive officer of the sum of two times such officer’s base salary plus two times the average of all bonus and other incentive payments received by him for the last two fiscal years to be made upon termination of employment following a change in control. Mr. Williams has an employment agreement with the Company which is effective through December 31, 2009, and contains the change in control benefits described above. Both the change in control agreements and the employment agreement will automatically renew for subsequent one-year periods unless notice of termination is properly given by the Company or the officer. The Company believes these severance benefits are reasonable and not uncommon for persons in the offices and rendering the level of services performed by these individuals. As a result of the Company’s participation in the CPP, each of these individuals executed a letter agreement with the Company amending the change in control agreements and employment agreement as may be necessary, during the CPP Covered Period, to comply with Section 111 of the EESA, as amended. Under the ARRA, no severance payments are permitted to be made to the Company’s named executive officers and the Company’s next five most highly-compensated employees during the CPP Covered Period.

For information regarding the change in control benefits to the named executive officers based on a hypothetical termination date of December 31, 2008, see “Executive Compensation and Other Matters—Potential Payments upon Termination or Change in Control.”

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options and restricted stock awards granted pursuant to the Incentive Plans, in accordance with the requirements of SFAS No. 123R, which the Company adopted effective January 1, 2006.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

As a result of the Company’s participation in the CPP as discussed above, the Company will be subject to amendments to Section 162(m) which limit the deductibility of all compensation, including performance based compensation, to $500,000 per executive with respect to any taxable year during the CPP Covered Period. The Compensation Committee will continue to monitor awards under the plans that may in the future be subject to this deductibility limitation and assess its impact.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. The Company believes it is operating in compliance with the current statutory provisions.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the fiscal years ended December 31, 2008, 2007 and 2006:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2008

Name and Principal Position	Year	Salary (1)	Bonus		Stock Awards (2)	Option Awards (3)		Non-Equity Incentive Plan Compensation		Total
James S. D’Agostino, Jr. Chief Executive Officer and President	2008 2007 2006	$360,000 360,000 360,000	$	— — —	$17,888 23,628 26,400	$	— — 10,521	$	— — —	$377,888 383,628 396,921

L. Anderson Creel Chief Financial Officer, Executive Vice President and Treasurer	2008 2007 2006	207,500 206,250 200,000		— 20,750 35,000	42,946 30,915 29,524		— 1,155 19,473		— — —	250,446 259,070 283,997

Robert D. Mrlik (4) Executive Vice President	2008 2007 2006	236,250 234,375 225,000		— — —	52,689 64,178 89,390		— 1,733 45,341		— 26,578 62,500	288,939 326,864 422,231

Thomas N. Ray Executive Vice President	2008 2007 2006	210,004 208,337 200,004		— — —	69,315 52,814 52,860		— 11,472 13,774		— 23,625 50,000	279,319 296,248 316,638

J. Harold Williams Executive Vice President	2008 2007 2006	280,800 270,000 257,500		— — —	12,523 3,469 1,633		— — —		— 70,000 60,000	293,323 343,469 319,133

(1)	For the years ended December 31, 2008, 2007 and 2006, no named executive officer received compensation in the form of perquisites or personal benefits which, per named executive officer, were greater than $10,000 in the aggregate.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with Financial Accounting Standards Board Statement No. 123R of restricted stock awards granted pursuant to the Incentive Plans and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006. Assumptions used in the calculation of these amounts are included in Note J to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K. During the year ended December 31, 2008, Messrs. Creel, Mrlik, Ray and Williams were awarded 3,952, 5,055, 4,497 and 2,537 shares of restricted stock, respectively, with a full grant value of $74,179, $94,882, $84,409 and $47,619 respectively, based on the closing price of the Common Stock on the date of the grant. During the year ended December 31, 2007, Messrs. Creel, Mrlik, Ray and Williams were awarded 1,500, 2,000, 2,000 and 750 shares of restricted stock, respectively, with a full grant value of $22,650, $30,200, $30,200 and $11,325, respectively, based on an annual independent appraisal. During the year ended December 31, 2006, Messrs. Creel, Mrlik, Ray and Williams were awarded 2,500, 2,500, 2,500 and 840 shares of restricted stock, respectively, with a full grant value of $32,400, $32,400, $32,400 and $10,886, respectively, based on an annual independent appraisal.

(3)

No stock options were granted to named executive officers during 2008, 2007 or 2006. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with Financial Accounting Standards Board Statement No. 123R of stock options granted pursuant to the Incentive Plans and includes amounts from options granted prior to 2006. Assumptions used in the calculation of these amounts are included in Note J to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K.

(4)	On March 2, 2009, Mr. Mrlik agreed to be reassigned to Executive Vice President of Town & Country Insurance Agency, Inc., the Company’s wholly owned subsidiary, and ceased to be an executive officer of the Company as of that date.

Employment Agreement

In connection with the Company’s acquisition of Linscomb & Williams, it entered into an employment agreement with J. Harold Williams effective as of September 1, 2005. The employment agreement was amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended. The employment agreement expires on December 31, 2009, subject to automatic renewals for successive one-year periods until notice of termination is properly provided by Mr. Williams or the Company. The employment agreement provides for a minimum annual salary of $250,000, subject to annual review and adjustments at the discretion of the Company’s Board of Directors. The employment agreement also provides that Mr. Williams will be eligible for a bonus based on the annual performance of Linscomb & Williams. For further information about payments that may be received by Mr. Williams upon termination or in connection with a change in control pursuant to his employment agreement, see “—Potential Payments Upon Termination or Change in Control.” None of the other named executive officers has an employment agreement with the Company.

Grants of Plan-Based Awards

The following table contains information concerning each grant of a plan based award made to each named executive officer during the fiscal year ended December 31, 2008 and the value of each grant utilizing the grant date market value for restricted stock awards calculated in accordance with SFAS No. 123R:

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2008

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)		Grant Date Fair Value of Stock Awards
		Target #	Maximum #
James S. D’Agostino, Jr.	—	—	—	$—

L. Anderson Creel	05/16/2008	3,293	3,952	74,179

Robert D. Mrlik	05/16/2008	4,212	5,055	94,882

Thomas N. Ray	05/16/2008	3,747	4,497	84,409

J. Harold Williams	05/16/2008	2,114	2,537	47,619

(1)	Represents the possible number of shares of restricted stock which may become earned shares depending upon the Company achieving certain performance targets as of December 31, 2009 in accordance with the long-term equity incentive component of the Company’s PIP. For additional details regarding the PIP and the restricted stock awards see the discussions under “—Long-Term Equity Based Incentive Compensation” and “—Performance Incentive Plan” above.

Outstanding Equity Awards

The following table contains information concerning the unexercised options and restricted stock that has not vested for each named executive officer as of December 31, 2008:

Outstanding Equity Awards at 2008 Fiscal Year-End

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares That Have Not Vested (3)
	Exercisable	Unexercisable
James S. D’Agostino, Jr.	75,000 20,000 15,000	— — —	$8.00 9.00 12.00	1/2/2011 7/1/2012 6/1/2013	6,000 — —	$66,000 — —	— — —	$	— — —

L. Anderson Creel	13,000 13,500 10,000 8,000 10,000	— — — — —	8.00 9.00 9.00 12.00 12.00	1/2/2011 4/1/2012 7/1/2012 6/1/2013 2/1/2014	2,5000 4,000 2,500 1,500 —	27,500 44,000 27,500 16,500 —	3,952 — — — —		43,472 — — — —

Robert D. Mrlik	35,000 35,000 15,000 —	— — — —	9.00 12.00 12.00 —	6/1/2012 6/1/2013 2/1/2014 —	3,000 5,000 2,500 2,000	33,000 55,000 27,500 22,000	5,055 — — —		55,605 — — —

Thomas N. Ray	10,000 — —	— — —	12.00 — —	11/1/2014 — —	20,000 2,500 2,000	220,000 27,500 22,000	4,497 — —		49,467 — —

J. Harold Williams	— —	— —	— —	— —	840 750	9,240 8,250	2,537 —		27,907 —

(1)	Options granted to each of the named executive officers listed above expire ten years from the date of the grant.

(2)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2008 of $11.00 per share by the number of shares of restricted stock granted to such named executive officer.

(3)	Assumes the maximum number of shares of restricted stock becoming earned shares and calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2008 of $11.00 per share by the number of shares of restricted stock granted to such named executive officer.

Option Exercises and Stock Vested

During the year ended December 31, 2008, no named executive officer of the Company exercised any stock options. The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2008 for each named executive officer:

Stock Vested for the Fiscal Year Ended December 31, 2008

	Stock Awards
Name	Number of shares acquired on vesting	Value realized on vesting (1)
James S. D’Agostino, Jr.	5,000	$88,700
L. Anderson Creel	2,000	35,480
Robert D. Mrlik	2,500	44,350
Thomas N. Ray.	—	—
J. Harold Williams	—	—

(1)	Calculated by multiplying the closing price of the Company’s Common Stock on the NASDAQ Global Market on the date of vesting by the number of shares of restricted stock acquired upon vesting.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to its detriment and that of its shareholders. Accordingly, the Company’s Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including its named executive officers, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into change in control agreements with each of Messrs. D’Agostino, Creel and Mrlik on April 1, 2004 and with Mr. Ray on September 22, 2004. In connection with the Company’s acquisition of Linscomb & Williams, it entered into an employment agreement with Mr. Williams effective as of September 1, 2005 that contains change in control provisions. Each of these agreements were amended and restated on July 16, 2007 to implement provisions required under Section 409A of the Internal Revenue Code of 1986, as amended.

The table below reflects the amount of compensation payable to each of the named executive officers in the event such executive’s employment is terminated by the Company or its successor without cause or by the officer for good reason following a change in control. Mr. Williams’ employment agreement provides for change in control payments to be made if his employment is terminated as specified below within a period six months prior to, or two years after, the occurrence of a change in control. Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to the Incentive Plans of the Company will become vested and immediately exercisable.

The amounts shown below assume that the termination occurred on December 31, 2008, assume a price per share of the Company’s Common Stock equal to $11.00 based on the closing price of the Company’s Common Stock on the NASDAQ Global Market on December 31, 2008 and assume the CPP funds had been repaid in full. As noted above, each of these individuals executed a letter agreement with the Company which imposes limits on the payments he may receive in connection with a termination of employment following a change in control. Under the ARRA, no severance payments are permitted to be made to the Company’s named executive officers and the Company’s next five most highly-compensated employees during the CPP Covered Period. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon termination as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such executive officer’s separation from the Company.

Name	Salary and Bonus (1)	Continuation of Benefits (2)	Acceleration and Continuation of Equity Awards (3)	Total Termination Benefits
James S. D’Agostino, Jr. (4)	$720,000	$21,090	$81,000	$822,090
L. Anderson Creel (4)	489,904	21,090	176,972	687,966
Robert D. Mrlik (4)	561,578	21,090	243,105	825,773
Thomas N. Ray (4)	496,056	20,058	328,967	845,081
J. Harold Williams	693,760	28,386	59,692	781,838

(1)	Reflects an amount equal to two times such named executive officer’s annual base salary as of December 31, 2008 plus an amount equal to two times the average of all bonus, profit sharing and other incentive payments made to the named executive officer in the two calendar years prior to the change in control.

(2)	Reflects the estimate of all future premiums which will be paid for two years from the date of termination for each life, health, accident, or disability benefit to which such named executive officer was entitled at the time of termination, using the premium rates in effect as of December 31, 2008.

(3)	Assumes a price per share of the Company’s Common Stock equal to $11.00 based on the closing price of the Company’s Common Stock on The NASDAQ Global Market on December 31, 2008.

(4)	The payments to be made under the change in control agreements and otherwise by the Company are subject to a limitation that the total amount of all payments to any executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the change in control agreements.

If the Company terminates any named executive officer for cause or if such officer resigns, such named executive officer will receive only any accrued but unpaid base salary and vacation pay through the date of termination and any benefits or awards which pursuant to their terms have been earned or become payable. While each of the change in control agreements contains a post-employment confidentiality provision, none of Messrs. D’Agostino, Creel, Mrlik or Ray is bound by a post-employment non-competition provision. Mr. Williams’ employment agreement does contain post-employment confidentiality provisions and a one year non-competition provision if his employment is terminated by the Company other than for disability and not for cause and not related to a change in control or if terminated by Mr. Williams for good reason. The term of the non-competition period increases to two years if Mr. Williams’ employment is terminated for any other reason. As previously mentioned, the Company’s obligation to make payments under these agreements is affected by the terms of its participation in the CPP. Under the ARRA, no severance payments are permitted to be made to the Company’s named executive officers and the Company’s five next most highly-compensated employees during the CPP Covered Period.

If the Company terminates Mr. Williams’ employment not for cause and not in connection with a change in control, Mr. Williams is entitled to receive his full base salary and accrued vacation pay through the remainder of the term of his employment agreement plus any benefits or awards which pursuant to their terms have been earned or become payable. He is also entitled to continued participation in all life, medical, dental and prescription drug insurance plans until the expiration of the term of the agreement or until he begins full-time employment with a new employer. If terminated under these circumstances as of December 31, 2008 and not employed before the expiration of the employment agreement, Mr. Williams would be entitled to receive a payment of $298,260 from the Company. For further information about the employment agreement with Mr. Williams, see “—Employment Agreement” following the Summary Compensation Table. As previously mentioned, the Company’s obligation to make payments under this agreement is affected by the terms of its participation in the CPP.

Pursuant to the employment agreement and change in control agreements described above, the terms change in control, good reason, and cause are defined as follows:

“Change in control” means the occurrence of any of the following events:

•

the Company is not the surviving entity in any merger, consolidation or other reorganization (or the Company survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary) ;

•	Encore Bank is merged or consolidated into, or otherwise acquired by, an entity other than a wholly-owned subsidiary of the Company;

•	the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity;

•	the Company is dissolved or liquidated;

•	any person, group or entity acquires or gains ownership or control of more than 50% of the Company’s outstanding shares; or

•	as a result of, or in connection with, a contested election of directors, the individuals who were the Company’s directors before the election cease to constitute a majority of the Board of Directors.

“Good reason” means the occurrence after a change in control of any of the events or conditions described below:

•

an adverse change in an executive’s position as in effect immediately prior to a change in control, including any adverse change in status or position as a result of a diminution in duties, a change in business location of more than 35 miles (50 miles in the case of Mr. Williams), the assignment of any duties or responsibilities which are inconsistent with such status or position(s) or a removal from or failure to reappointment or reelection to such position;

•

a reduction in the base salary as in effect immediately prior to a change in control for Messrs. D’Agostino, Creel, Mrlik or Ray or in the number of vacation days to which such executive is entitled under the Company’s vacation policy as in effect immediately prior to a change in control;

•

the taking of any action by the Company or its successor to (1) eliminate any material executive benefit plan in which the executive was participating at the time of a change in control, unless replaced with a plan providing substantially equivalent benefits, (2) reduce the awards under any executive benefit plan, program or practice in which the executive was participating at the time of a change in control or (3) fail to replicate any executive benefit plan that by its terms is time limited and is of a type that it has been the Company’s practice to replace with a similar plan from time to time that would diminish, other than by a de minimis amount, the aggregate projected value of an executive’s awards under any bonus, stock option or other management incentive plans in which such executive was participating at the time of a change in control;

•

the taking of any action by the Company that would diminish, other than by a de minimis amount, the aggregate value of the benefits provided to an executive under the Company’s medical, health, dental, accident, disability, life or other insurance, stock purchase or retirement plans in which such executive was participating at the time of a change in control;

•	the Company’s failure to obtain the assumption and acknowledgement of the change in control agreement from any successor or assign; or

•	any purported termination of the executive’s employment that is not effected pursuant to a notice of termination as required by the change in control agreement.

Termination for “cause” means termination upon any of the following events:

•

the willful and continued failure by the executive to perform his duties (other than as a result of incapacity due to physical or mental illness) after a demand for substantial performance is delivered to such executive by the Board of Directors, the Chairman or the President which specifically identifies the manner in which it is believed that the executive has not substantially performed his duties and a reasonable period of opportunity for such substantial performance is provided; or

•

the willful engagement by the executive in (1) illegal misconduct materially and demonstrably injurious to the Company in the case of Messrs. D’Agostino, Creel, Mrlik or Ray or (2) misconduct materially and demonstrably injurious to the Company or Linscomb & Williams in the case of Mr. Williams.

Notwithstanding the above, Messrs. D’Agostino, Creel, Mrlik and Ray will not be terminated for “cause” unless and until such executive has been delivered a copy of a resolution approved by at least three-fourths of the Board of Directors stating that in the good faith opinion of the Board of Directors, such executive was guilty of the conduct set forth above.

Compensation Committee Interlocks and Insider Participation

During 2008, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2008 (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure, except Mr. Mischer, who serves as the indirect manager of an entity from which the Company leases a private client office. For further information, see “Certain Relationships and Related Party Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, as required by the provisions of the CPP, the Compensation Committee certifies that it has reviewed with the senior risk officers of the Company the incentive compensation arrangements for the Company’s senior executive officers and has made reasonable efforts to ensure that such arrangements do not encourage the Company’s senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

The Compensation Committee

Walter M. Mischer, Jr. (Chairman)

J. Bryan King

Eugene H. Vaughan

Randa Duncan Williams

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board of Directors, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board of Directors has determined that each Audit Committee member is independent in accordance with the listing standards of The NASDAQ Global Market and in Section 10A of the Securities Exchange Act of 1934, as amended, and that J. Bryan King has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

In discharging its oversight responsibility as to the audit process, the Audit Committee (1) has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (2) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and (3) satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. With and without management present, the Audit Committee discussed and reviewed the results of the internal and external audit examinations.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent registered public accounting firm and the Board concurred in such recommendation.

The Audit Committee

David E. Warden (Chairman)

J. Bryan King

Edwin E. Smith

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2008 and 2007 by Grant Thornton LLP:

	2008	2007
Audit fees (1)	$789,187	$857,715
Audit related fees	—	—
Tax fees (2)	—	77,375
All other fees (3)	19,317	—

(1)	Includes fees billed for professional services rendered in connection with the audit, assistance with securities filings other than periodic reports, including the initial public offering in 2007 and related quarterly reviews required for the registration statement, and the quarterly reviews of the Company’s consolidated financial statements.

(2)	Tax fees consist of fees billed for tax compliance, advisory and planning services. No tax advisory or planning services were performed.

(3)	Includes the reimbursement of costs and fees billed for professional services rendered in connection with an arbitration matter.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporate Governance and Nominating Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the Chief Compliance Officer and may be consummated or may continue only (1) if the Corporate Governance and Nominating Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board of Directors. The Corporate Governance and Nominating Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors, executive officers and each person who is known by the Company to own beneficially 5% or more of the Common Stock, and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of Encore Bank. During 2008, Encore Bank made loans in the ordinary course of business to many of the directors, executive officers and 5% or more shareholders of the Company and its subsidiaries and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features. Loans to directors, executive officers and 5% or more shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by Encore Bank to executive officers, directors and 5% or more shareholders of the Company and Encore Bank satisfy the foregoing standards. As of December 31, 2008, all of such loans aggregated $21.9 million which was approximately 12.7% of the Company’s Tier 1 capital at such date. The Company expects Encore Bank to have such transactions or transactions on a similar basis with the directors, executive officers and 5% or more shareholders of the Company and Encore Bank and their associates in the future.

Encore Bank currently leases two of its private client offices from related parties. The offices are leased pursuant to a written lease agreement. The first lease agreement is between Memorial Hermann Medical Plaza, L.P., a Texas limited partnership, and Encore Bank. Walter M. Mischer, Jr., one of the Company’s directors, serves as manager of the sole general partner of Mischer Healthcare Services IV, L.P., the sole general partner of Memorial Hermann Medical Plaza, L.P. The remaining lease agreement is between Jim R. Smith, a 5% or more shareholder of the Company, and Encore Bank. In 2008, Encore Bank paid approximately $264,000 in annual rent for these two private client offices. Encore Bank conducted all lease negotiations in the ordinary course of business and all of the lease terms were substantially the same as those prevailing at the time for comparable transactions with unaffiliated persons.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of March 31, 2009, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Principal Shareholders
J. Luther King, Jr. (2)	932,320	9.10%
Luther King Capital Management Corporation (3)	622,420	6.08
Jim R. Smith (4)	542,000	5.29

Directors and Executive Officers
James S. D’Agostino, Jr. (5)	662,397	6.40
G. Walter Christopherson	150,859	1.47
L. Anderson Creel (6)	99,423	*
Charles W. Jenness (7)	173,172	1.68
J. Bryan King (8)	498,076	4.85
Walter M. Mischer, Jr. (9)	245,481	2.39
Thomas N. Ray (10)	41,497	*
Edwin E. Smith (11)	69,000	*
Eugene H. Vaughan (12)	72,576	*
David E. Warden (13)	131,334	1.28
Steven A. Webster (14)	593,912	5.79
J. Harold Williams	89,864	*
Randa Duncan Williams (15)	477,374	4.66
Directors and Executive Officers as a Group (13 persons) (16)	3,304,965	31.14%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on shares of Common Stock issued and outstanding as of March 31, 2009. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the Securities and Exchange Commission on March 26, 2009 by Luther King Capital Management Corporation (“LKCM”). LKCM reported that J. Luther King, Jr. had sole voting and dispositive power with respect to 932,320 shares of the Company’s common stock, which includes shares held by LKCM and shares held by LKCM Private Discipline Master Fund, SPC.

(3)	The address for the shareholder is 301 Commerce Street, Suite 1600, Fort Worth, Texas 76102. The information regarding beneficial ownership is included on a Schedule 13D filed with the Securities and Exchange Commission on March 26, 2009 by LKCM. LKCM reported that it had sole voting and dispositive power with respect to 622,420 shares of the Company’s common stock, which includes shares held by LKCM Private Discipline Master Fund, SPC, a private investment fund controlled by J. Bryan King.

(4)	The address for the shareholder is 1400 Post Oak Blvd, Suite 650, Houston, Texas 77056.

(5)	Includes 539,997 shares held jointly by Mr. D’Agostino and his spouse; 400 shares held of record by Ann D. D’Agostino UTMA, of which Mr. D’Agostino is custodian, and 110,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(6)	Includes 6,250 shares held of record by an IRA account for the benefit of Mr. Creel and 54,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(7)	Includes 54,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(8)	Consists of 49,076 shares held directly; 425,000 shares held by LKCM Private Discipline Master Fund, SPC, a private investment fund controlled by Mr. King; and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(9)	Consists of 10,000 shares held directly; 21,110 shares held of record by the Duncan Mischer Watson 1983 Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Management Trust, of which Mr. Mischer is the trustee; 10,744 shares held of record by The Mary A. Mischer Marital Trust, of which Mr. Mischer is the trustee; 168,883 shares held of record by Mischer Investments, L.P., of which Mr. Mischer is the managing partner, and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(10)	Includes 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(11)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(12)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(13)	Includes 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(14)	Consists of 136,538 shares held directly; 417,258 shares held of record by Kestrel Capital, L.P., of which Mr. Webster is the President of Kestrel Capital’s general partner; 16,116 shares held of record by Cerrito Partners, of which Mr. Webster is the managing partner, and 24,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(15)	Consists of 4,500 shares held directly and 422,874 shares held of record by DLD Family Investments LLC, of which Ms. Williams is the President.

(16)	Includes 372,500 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2008, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

Item 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board of Directors has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009. Grant Thornton LLP has served as the Company’s independent registered public accounting firm continuously for over eight years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Grant Thornton LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Grant Thornton LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection of Grant Thornton LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2009 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP.

Item 3.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve the Company’s corporate objectives and increase shareholder value. The Company believes that its compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of its shareholders. See “Executive Compensation—Compensation Discussion and Analysis.”

Under the ARRA, the Company is currently required to provide shareholders with the right to cast an advisory vote on its compensation program at each annual meeting of shareholders. As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse the Company’s executive pay program by voting for or against the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement.”

The Board of Directors urges shareholders to endorse the compensation program for the Company’s named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, the Compensation Committee of the Board of Directors believes that the executive compensation for 2008 is reasonable and appropriate, is justified by the performance of the Company in an extremely difficult environment and is the result of a carefully considered, largely formulaic approach.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED DISCLOSURE IN THIS PROXY STATEMENT.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2010 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2010 Annual Meeting of Shareholders and included in the Company’s Proxy Statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices no later than January 15, 2010. Shareholder proposals should be submitted to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, to any shareholder upon written request to Rhonda L. Carroll, Corporate Secretary, Encore Bancshares, Inc., Nine Greenway Plaza, Suite 1000, Houston, Texas 77046.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Rhonda L. Carroll Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

ENCORE BANCSHARES, INC.

May 14, 2009

Notice of Internet Availability of Proxy Material

The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.amstock.com/proxyservices/viewmaterials.asp

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided.  i

¢ 21030300000000000000 4	051508

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE  ☒

1.   ELECTION of nine (9) directors to serve on the Board of Directors of the Company until the Company’s 2010 annual meeting of shareholders, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.

		2. RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

¡      James S. D’Agostino, Jr.

¡      G. Walter Christopherson

¡      Charles W. Jenness

¡      J. Bryan King

¡       Walter M. Mischer, Jr.

¡      Edwin E. Smith

¡      Eugene H. Vaughan

¡      David E. Warden

¡      Randa Duncan Williams

		3 APPROVAL of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐	¢

ENCORE BANCSHARES, INC.

PROXY

2009 Annual Meeting of Shareholders to be held on Thursday, May 14, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The 2009 Annual Meeting of Shareholders of Encore Bancshares, Inc. (the “Company”) will be held at Nine Greenway Plaza, Suite 1100, Houston, Texas 77046, on Thursday, May 14, 2009, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2009 Annual Meeting of Shareholders and Proxy Statement dated April 14, 2009 accompanying this proxy.

The undersigned shareholder hereby appoints James S. D’Agostino, Jr. and Rhonda L. Carroll, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2009 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein, (2) FOR the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009 and (3) FOR the approval of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

(Continued and to be signed on the reverse side)

¢	14475 ¢